UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 22, 2025

Date of Report (Date of earliest event reported)

Yotta Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41357	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, Suite 304 New York, NY 10036	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 612-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	YOTAU	The Nasdaq Stock Market LLC
Common Stock	YOTA	The Nasdaq Stock Market LLC
Warrants	YOTAW	The Nasdaq Stock Market LLC
Rights	YOTAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The disclosure set forth in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.07 SUBMISSION OF A MATTER TO A VOTE OF SECURITY HOLDERS.

On October 22, 2025, the Company held a Special Meeting of Stockholders (the “Special Meeting”). The record date for the stockholders entitled to notice of, and to vote at, the Special Meeting was September 22, 2025. At the close of business on that date, there were 3,682,604 shares of common stock issued and outstanding and entitled to vote at the Special Meeting. Of the 3,682,604 shares of common stock issued and outstanding and entitled to be voted at the Special Meeting, 3,278,974 shares (or 89.04%), constituting a quorum, were represented in person or by proxy at the Special Meeting. At the Special Meeting, three proposals were submitted to the Company’s stockholders. The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission. The final voting results were as follows:

Proposal 1

The Company’s stockholders approved the amendment (the “Extension Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company has to consummate a business combination from October 22, 2025 to April 22, 2027 (the “Extended Termination Date”), without any additional deposits into the trust account, based upon the voting results set forth below.

For	Against	Abstain
3,278,974	0	0

Proposal 2

The Company’s stockholders approved an amendment (the “Third Trust Amendment”) to the Investment Management Trust Agreement, dated as of April 19, 2022, as amended on April 19, 2023 and August 22, 2024, by and between the Company and Continental Stock Transfer & Trust Company, to provide that the time for the Company to complete its initial business combination under the Trust Agreement shall be extended from October 22, 2025 to April 22, 2027, with the Sponsor agreeing to make, for each one-month extension, a contribution to the Trust Account equal to the lesser of (i) $7,500 or (ii) $0.33 per public share outstanding at the time of the extension, as an interest-free loan to be repaid only upon consummation of a business combination, based upon the voting results set forth below.

For	Against	Abstain
3,278,974	0	0

Proposal 3

The Company’s stockholders approved a proposal (the “Adjournment Proposal”) to direct the chairman of the Special Meeting to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there were insufficient votes to approve the Extension Amendment Proposal and the Trust Amendment Proposal, based upon the voting results set forth below.

For	Against	Abstain
3,278,974	0	0

The Company’s stockholders approved the Extension Amendment at the Special Meeting. The Company expects to file a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to reflect the approved amendments promptly following the Special Meeting.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibits
3.1	Fourth Amendment to the Amended and Restated Certificate of Incorporation of Yotta Acquisition Corporation
10.1	Third Amendment to the Investment Management Trust Agreement, dated October 22, 2025, by and between Yotta Acquisition Corporation and Continental Stock Transfer & Trust Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2025	Yotta Acquisition Corporation

	By:	/s/ Hui Chen
	Name:	Hui Chen
	Title:	Chief Executive Officer

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